Exhibit 3.2

BY-LAWS
OF
JAKE’S TRUCKING INTERNATIONAL, INC.
(name of corporation)

ARTICLE I - OFFICES

The principal offices of the corporation shall be located at 505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2, and its registered office at  3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481.  The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II – BOARD OF DIRECTORS

1.     GENERAL POWERS

The directors shall in all cases act as a board. The board shall have the responsibility of managing and controlling the affairs, property and business of the corporation. The duties include the power to (a) appoint any person or persons to be agents of the corporation, with the power to sub-delegate, with such terms as it sees fit; (b) appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it has an interest and cause such instruments to be executed, and do and cause such things to be done as it may deem requisite, in relation to any such trust; (c) appoint any officer, permanently or temporarily as it deems necessary, to perform the duties and have the powers of any other officer; (d) appoint, remove or suspend to determine their duties, fix and, as it see fit, change their salaries and compensation; (e) authorize shares of the corporation to be issued at its discretion and for such considerations as the board may determine, and as may be permitted by law; and (f) determine the amounts to be distributed as dividends.

2.     NUMBER OF DIRECTORS

The number of directors of the corporation shall not be less than one, but may be more as may be determined and elected by the voting shareholders of the corporation at the annual meeting of the stockholders, provided however that the number of directors may not be less than one whenever there shall be a single stockholder, or the corporation shall not have issued any of its shares.

3.     TERM OF OFFICE

Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

4.     INCREASE OR DECREASE

The stockholders of the corporation may at any meeting increase or decrease the number of directors within the provisions set up in Section 2. If the number of directors is to be increased, the additional directors shall be elected by the shareholders and take office at the meeting authorizing the increase. If the number of directors is to be decreased, the decrease shall become effective to the extent made possible by vacancies in the Board of Directors or by resignations and no director may be removed solely for the purpose of effecting such decrease.

5.     VACANCIES

If a vacancy or vacancies occur in the membership of the board, for any reason, other than through removal by stockholder action, at any time when a stockholders meeting is not in session, the remaining directors or director may, quorum requirements not withstanding, elect by majority vote, a successor or successors, to hold office until the next annual stockholders meeting and until their successors are elected.

6.     REMOVAL OF DIRECTORS

At a stockholders meeting called at least in part for the purpose of removing a director or directors, a director or directors may be removed with cause by the board or with or without cause by a majority vote by the shareholders holding voting class stock. Removal may be effected with cause only after reasonable notice to each director proposed to be removed and the opportunity to be heard by the body proposing removal.

7.     MEETINGS OF THE BOARD

A regular meeting of the directors shall be held at the principal offices of the corporation or at such other place as may be fixed by resolution of the board and at such date and time as may be fixed by resolution of the board.  No notice need be give for regularly scheduled meetings of the board as set up in the resolutions called for above.  An annual meeting of the board may be called without notice immediately after the annual meeting of the stockholders. Special meetings may be held at the request of the President, Vice President, Clerk or any two Directors by giving written notice not less than two days before the meeting.  Notice must include the date, time and place of any such meeting be served to each director via personal delivery, telegraph, E-mail or U.S. or Canadian Mail. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, unless the express purpose of a director’s attendance is to protest, before or at the commencement of said meeting, the transaction of any business because the meeting is not lawfully called or convened.

8.     COMMITTEES

The Board of Directors may, by resolution, elect from among its members a committee, executive or other, which will have such powers as the board as the board sees fit or as permitted by law. A majority of any such committee may fix at time and date of any of its meetings. Each such committee shall serve at the pleasure of the Board of Directors.

9.     QUARUM

Unless otherwise provided by resolution of the Board of Directors, a majority of the members of the board acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if less than a majority of the Board is present at a meeting, a majority of the directors present may adjourn the meeting, without further notice, from time to time, when a quorum is not present at any such meeting.

10.     ACTING MANNER OF THE BOARD

The members of the Board of Directors or any committee commissioned by the board may participate in and be counted present at any such meeting at which contact is made via video conference system, a conference telephone or similar communications equipment where, by the use of such equipment, all persons participating in any such meeting can hear each other at the same time. The act of the majority of the members of the board present at a meeting at which a quorum exists shall be the act of the board.

11.     CHAIRMAN

The Board of Directors may, from their number, elect a chairman of the board who shall preside at all meeting of the board and may have such additional responsibilities and powers as may from time to time be vested in him by resolution of the board.

ARTICLE III – OFFICERS

1.     NUMBER

The officers of the corporation shall each be elected by the Board of Directors and shall be a President and a Treasurer.  The board, as it deems necessary, may from time to time elect one or more Vice-Presidents, Assistant Treasurers, Clerks, agents, employees and a Secretary.

2.     TERM OF OFFICE

The officers of the corporation shall be elected annually by the Board of Directors. Each of the above named officers shall serve until his successor shall have been duly elected and qualified.

3.     RESIGNATION

Any officer or director may resign at any time he sees fit to do so by giving notice in writing to the president, secretary or clerk, or by delivering such notice the principal offices of the corporation.

4.     REMOVAL

Any officer may be removed, with or without cause, as provided by law, by the Board of Directors if it is, in the judgement of the board, that the removal of such officer is in the best interest of the corporation.

5.     NOTICE

If the removal of any officer be proposed for cause, reasonable notice shall be provided to such officer and he shall be given an opportunity to be heard by the Board of Directors.

6.     VACANCIES

A vacancy in any office, for any reason, may be filled by the Board of Directors for the unexpired portion of the term.

7.     PRESIDENT

The president shall be the chief executive officer of the corporation and, unless otherwise determined by resolution of the Board of Directors, have charge and control of the business and affairs of the corporation. The President shall, when present, preside over all stockholders meetings and, unless a chairman has been elected by the Board of Directors, preside over all meetings of the Board of Directors. It shall be the responsibility of the president to, as soon as possible after the end of each fiscal year, to submit a report the directors of the operations of the corporation and its affairs. The president shall perform all duties incident to the office of president and such other duties as may from time to time be designated by the board.

8.     VICE PRESIDENT

Each vice-president shall perform the duties and have the powers as the Board of Directors may from time to time designate. In the absence of the president or if he is unable or unwilling to perform his duties the vice-president, if only one, or such vice president, if more than one, who is so designated by the board will assume the duties and responsibilities of the president.

9.     TREASURER

The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and shall deposit all monies and valuable effects in the name and to the credit of the corporation in such banks and other depositories as shall be authorized by the Board of Directors.

If required by the board the treasurer shall give a bond for the faithful discharge of his duties in such amount and with such surety as the board shall determine. The treasurer shall perform all duties as stated above in addition to any additional duties or powers as the board may from time to time so designate to him.

10.     ASSISTANT TREASURER

Each assistant treasurer shall perform the duties and have the powers as the Board of Directors may from time to time designate. In the absence of the treasurer or if he is unable or unwilling to perform his duties the assistant treasurer, if only one, or such assistant treasurer, if more than one, who is so designated by the board will assume the duties and responsibilities of the treasurer.

11.     CLERK

The clerk shall, unless the corporation has designated a resident agent in the manner provided by law, be a resident of the State of Incorporation. It shall be his duty, if there be no secretary, of the board to record in books kept for the purpose all votes and proceedings of the stockholders. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, subject to such other and different rules and guidelines as may be adopted from time to time by the Board of Directors, the clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers. All such records may be kept solely in the stock certificate books. The clerk shall also perform other duties and have other powers as the Board of Directors may from time to time designate.

12.     ABSENSE

In the absence of the clerk at any meeting of the stockholders, or if there be no secretary, a clerk shall be chosen by the meeting to perform the duties of the clerk thereat.

13.     SECRETARY

The secretary, if there be one, shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for the purpose.

14.     VOTING OF CORPORATE SECURITIES

The president or the treasurer shall have full power and authority in the name of and behalf of the corporation to waive notice of, to attend, to act and to vote at, and to appoint any person or persons to act as proxy or attorney-in-fact for this corporation at, any meeting of stockholders or security holders of any other corporations or organizations in which securities are held by the corporation, and at such meetings shall possess and may exercise any and all rights and powers incident to the owenership of such securities, which, as the owner thereof the corporation may possess and exercise, unless otherwise ordered by the Board of Directors. The board may from time to time be resolution confer like powers upon any other person or persons.

ARTICLE IV – STOCKHOLDERS

1.     ANNUAL MEETING

The annual meeting of the stockholders shall be held in the City/Town of either Vancouver Canada or Dennver Colorado, or any other such place as may be fixed by the Board of Directors, or in the absence of such designation, such place as may be designated by the clerk of the corporation in the notice of the meeting.  The meeting shall be held on the ____ day of _________ at ____ o’clock in __.M. each year for the purpose of electing a Board of Directors and for the transaction of any other such business as may be presented before the meeting. If the day fixed for the annual meeting should fall on a legal holiday, such meeting shall be held on the next succeeding business day.

2.     OTHER MEETINGS

Special meeting of the stockholders, for any purpose, may be called by the Board of Directors or by the president and shall be called by the clerk, or in the event of his absence, incapacity, refusal or death, any other officer of the corporation, upon written request by one or more stockholders who hold at least one tenth in interest of the stock entitled to vote at the meeting. The special meeting of the stockholders shall be held in the City/Town of either Vancouver Canada or Dennver Colorado, or any other such place as may be fixed by the Board of Directors, or in the absence of such designation, such place as may be designated by the written request of the stockholders requesting the meeting.

3.     NOTICE OF MEETING

Written notice of the time, date, place and purpose of every meeting of stockholders shall be given by the clerk or by any other officer of the corporation designated by the directors or by these by-laws, not less than seven days prior to the meeting, to each stockholder entitled to vote at such meeting. Notice must be served to each stockholder entitled to vote via personal deliver, telegraph, email, or mail addressed to that stockholder at his address as it appears in the records of the corporation.

4.     CLOSING OF THE TRANSFER BOOKS

The directors of the corporation may in their discretion fix a date not less than then days nor more than sixty days prior to the date of any annual meeting or special meeting of the stockholders or prior to the payment of any dividend or the making of any other distribution as the record date for determining the shareholders having the right to notice of, and to vote at such meeting or any adjournment thereof, or the right to receive such distribution or dividend. In lieu of fixing such closing date the directors may order the closing of the stock transfer books for a stated period not to exceed, in any case, ____ days for the express purposes stated above. If no record date is fixed and the transfer records are not closed, the record date for determining shareholders entitled to vote at any meeting to elect directors shall be determined as the close of business on the day next preceding the date of notice of the meeting and, for a meeting for the other purpose, shall be determined as the close of business on the day on which the board acts with respect thereto.

The holders of record of shares of the corporation on such record date or on the date of closing of the stock transfer books shall, if a dividend or distribution be declared, have the sole right to receive such distribution or dividend, or, if such shares have a voting right, the sole right to receive notice of, to vote at, and to attend such meeting.

5.     VOTING

Every stockholder entitled to vote in accordance with the provisions of the articles of organization, these by-laws and applicable law, shall have one vote, in person or by proxy, for each share of voting class stock held by him and registered in his name on the books of the corporation at the record date fixed by the directors or at the time of the meeting as the case may be. No ballot shall be required for election of officers or directors unless so requested by one or more holders of voting classes of stock. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the articles of organization or the laws of the State of Incorporation.

6.     PROXY VOTING

At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy must be filed with the clerk of the corporation before or at the time of the meeting. No proxy dated more than six months before the meeting named therein shall be accepted, and no such proxy shall be valid after the adjournment of such meeting except if such proxy is coupled with an interest as determined by applicable law. A proxy coupled with an interest may be irrevocable if it so provides and shall be valid and enforceable until the interest terminates or for such shorter period of time as the proxy provides.

7.     CLASS VOTING

Whenever the issued and outstanding shares of the corporation shall consist of shares of two or more classes having a voting right, a quorum at all stockholders meeting shall, section 9 below notwithstanding, with respect to any matter, including the election of directors, on which such two or more classes shall be entitled to vote as a separate class, consist of a majority in interest of the issued and outstanding stock of each class; voting on such matter shall be had by class, and approval of action thereon as the act of the stockholders, shall require the vote of a majority in interest of the issued and outstanding stock of each class present or represented at the meeting and entitled to vote thereat: provided, however, that in the matter of election of directors elected by a particular class of shares a quorum shall consist of a majority in interest of the issued and outstanding stock of that class and a plurality of the votes case by the shareholders of such stock at a meeting at which such quorum is present shall elect, unless the articles of organization or the provisions of these by-laws as amended shall otherwise provide.

8.     INFORMAL ACTION

Any action permitted or required at any stockholders meeting, including the election of officers or directors, maybe taken without a meeting, unless otherwise provided by law, if a consent in writing is signed by all of the issued and outstanding capital stock entitled to vote at such meeting and such written consent is filed with the records of the meetings of stockholders.

9.     QUORUM

At any meeting of the stockholders a quorum for the transaction of any business shall consist of a majority in interest of the issued and outstanding shares of the stock of the corporation entitled to vote being represented by the holders of record thereof.

ARTICLE V – STOCK CERTIFICATES

1.     SHARE CERTIFICATES

Certificates shall be issued to each shareholder in such form as the Board of Directors shall designate. Such certificate shall be signed by the president or vice president and/or by the treasurer. Each certificate shall state the number of shares and class thereof as well as the designation of the series thereof, if any, represented by the certificate. Each certificate issued for shares of stock subject to transfer pursuant to the articles of organization or to a restriction, any agreement to which the corporation is a party, or issued while the corporation is authorized to issue more than one class of stock, or these by-laws shall have the full text of any such restriction or the full text of the preferences, voting powers, special and relative rights of the stock of each class and series authorized to be issued and qualifications, as the case may be, set forth on the back of or on the face of the share certificate or alternatively, shall contain the legend: “The shares represented by this certificate are subject to restrictions on transfer, a copy of which will be furnished by the company to the holder of this certificate upon written request and without charge.”

2.     FRACTIONAL SHARES

Fractional shares of any class may be issued and shall entitle the holder there of to dividend and voting rights and all other rights and responsibilities of the class of stock or series of which the fractional shares are held. The Board of Directors may as it sees fit cause the corporation to issue scrip in lieu fractional shares which may be in bearer or registered form entitling the holder thereof to receive a full share certificate upon the surrender of scrip aggregating a full share.

3.     LOST OR DESTROYED CERTIFICATES

Lost, mutilated, or destroyed certificates may be replaced by the issue of a new certificate upon such terms and indemnity to the corporation as the board may determine. The board may as it sees fit require the owner or owner’s representative to give a bond to the corporation with or without surety against any loss or claim which may arise from the issue of replacement certificate or certificates.

4.     SHARE TRANSFERS

(a) Upon the surrender fo the certificate or certificates, properly endorsed or assigned, to the corporation or the corporation’s transfer agent, the shares represented by the certificate or certificates shall be transferable, when the old certificate is cancelled and new certificate or certificates for said shares are issued. All such transactions must be entered in the transfer books of the corporation.

(b) The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person except as may be otherwise provided by the laws of the State of Incorporation.

ARTICLE VI – INSPECTION OF RECORDS

1.     MAINTENANCE AND INSPECTION

The corporation shall maintain in the State of Incorporation or other designated office or transfer agent fix and, as it sees fit, and make available to any stockholder for inspection the original or attested copies of its articles of organization, by-laws, and records of all meetings of stockholders and incorporators, and all of its stock transfer records which shall contain the names of all stockholders, the amount of stock held by each and their record address.

ARTICLE VII – CONTRACTS, NOTES CHECKS and DRAFTS

Contracts, notes, checks, drafts, and other instruments for the payment of money drawn or endorsed in the name of or on behalf of the corporation may be signed and executed by any officer or officers or person or persons authorized by the directors to do so. No person or officer may enact or cause to be enacted any of the above without the express authority of the board.

ARTICLE VIII – FISCAL YEAR

The fiscal year of the corporation shall end on the 30th day of September in each year.

ARTICLE IX – SEAL

The seal of the corporation shall be circular in form and shall be inscribed with the name of the corporation as it appears on the articles of organization/incorporation, the state of incorporation and the year of incorporation. The treasurer shall have custody of the seal and may affix it to any instrument requiring the corporate seal, as may any other officer of the corporation if so authorized by the Board of Directors.

ARTICLE X – AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted at any annual or special meeting of the shareholders by vote or may be taken by the written consent of the stockholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

ARTICLE XI – PROVISIONS OF LAW

The provisions of these by-laws shall be controlled by and are subject to any specific provisions of the articles of organization or of law which relate to their specific subject matter, and shall also be subject to any more specific provisions, or exceptions dealings with the same subject matter appearing elsewhere in these by-laws as amended from time to time.